Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements number 333-185484 and 333-174125 on Forms S-3 and S-8, respectively, of our report dated March 8, 2013 with respect to the consolidated financial statements and schedules, which appear in Universal Insurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the U.S. Securities and Exchange Commission; and to the reference to us as “Experts” in these Registration Statements.

/s/ Plante & Moran, PLLC

March 8, 2013